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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 10, 2003

Adobe Systems Incorporated
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-15175 (Commission File Number)	77-0019522 (I.R.S. Employer Identification No.)

345 Park Avenue
San Jose, California 95110-2704
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (408) 536-6000

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

        On September 10, 2003, the Registrant announced its financial results for its third fiscal quarter ended August 29, 2003. The press release is furnished and attached hereto as Exhibit 99.1 and is incorporated herein by reference.

        The attached press release contains non-GAAP financial information, and refers to such information as "pro forma." The Registrant computes its pro forma financial information using the same consistent method from quarter to quarter and year to year. The Registrant's pro forma operating profit excludes, as applicable, restructuring and other charges, the amortization of goodwill and purchased intangibles, and acquired in-process research and development. Pro forma net income and pro forma diluted earnings per share exclude restructuring and other charges, the amortization of goodwill and purchased intangibles, acquired in-process research and development, and losses on investments in equity securities. This pro forma financial information is not prepared in accordance with GAAP and likely is different from non-GAAP or pro forma financial information used by other companies.

        The Registrant believes that pro forma information provides meaningful supplemental information regarding the Registrant's core operating results because such information excludes amounts that are not necessarily related to its core operating results. The Registrant's management uses this pro forma financial information in assessing the performance of the Registrant's ongoing operations and for planning and forecasting in future periods. Additionally, the Registrant has historically reported similar pro forma financial information and believes that the inclusion of comparative numbers provides consistency in its financial reporting. This pro forma financial information should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The most directly comparable GAAP financial information and the reconciliations of the historical and forward-looking pro forma financial information to their most directly comparable GAAP financial information can be found in the attached press release.

        The information in this report and the exhibit attached hereto are being furnished and shall not be deemed filed for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly stated by specific reference in such filing.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOBE SYSTEMS INCORPORATED
Date: September 10, 2003	By:	/s/ MURRAY J. DEMO Murray J. Demo Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued on September 10, 2003 entitled "Adobe Systems Reports Strong Third Quarter Fiscal 2003 Results."

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  ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
SIGNATURES
EXHIBIT INDEX